SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 001-15683

Date of Report: February 9, 2007

UBRANDIT.COM

(Exact name of registrant as specified in its charter)
Nevada	88-0381646
(State of Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

41-40 Union Street, Suite 6J, Flushing, NY	11355
(Address of principal executive offices)	(Zip Code)

(718) 359-2682
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition of Assets

Item 3.02

Unregistered Sale of Equity Securities

Item 5.01

Changes in Control of Registrant

Item 5.02

Election of Director

Item 5.06

Change in Shell Company Status

On February 9, 2007 Ubrandit.com acquired all of the outstanding capital stock of Advanced Green Materials, Inc. (“Advanced Green Materials”).  Advanced Green Materials was recently incorporated as a Nevada corporation.  Advanced Green Materials is a holding company that owns 100% of the registered capital of ChangFangYuan Hi-Tech Environment-Friendly Industrial Co., Ltd. (“ChangFangYuan”), a corporation organized under the laws of The People’s Republic of China.  ChangFangYuan is engaged in the business of manufacturing and marketing starch-based, biodegradable tableware and packing materials.  All of ChangFangYuan’s business is currently in China.

The acquisition was completed by the merger of Advanced Green Materials into a subsidiary of Ubrandit.com (the “Merger”).  In connection with the closing of the Merger on February 9, 2007, the following took place:

•

Ubrandit.com issued to the shareholders of Advanced Green Materials 272,250 shares of Series A Convertible Preferred Stock, which is convertible into 2,722,500,000 shares of Ubrandit.com common stock.

•

Ming Liu, the majority shareholder and sole member of Ubrandit.com’s board of directors, surrendered 22,500,000 shares of Ubrandit.com common stock to our treasury.

•

Ming Liu, as the sole member of the Board of Directors, elected five individuals designated by Advanced Green Materials to serve as members of the Board, effective ten days after an information statement regarding the new directors is mailed to Ubrandit.com’s shareholders of record.

•

Ming Liu elected a Chief Executive Officer, Chief Financial Officer and Chief Technology Officer for Ubrandit, as identified in the table below.

New Management

After implementing the change in management called for by the Merger Agreement, the executive officers and directors of Ubrandit.com will be:

Name	Age	Position with the Company	Director Since
Zhonghao Su	40	Chief Executive Officer, Director	2007
Wen Leng	41	Chief Financial Officer, Director	2007
Yang Meng	28	Director	2007
Jing Zhu	35	Director	2007
Yuhong Wang	32	Director	2007
Guoliang Ji	52	Chief Technology Officer	--

All directors hold office until the next annual meeting of our shareholders and until their successors have been elected and qualify.  Officers serve at the pleasure of the Board of Directors.

Zhonghao Su.  Mr. Su began to organize the current business of ChangFangYuan in 2003, and has served as its Chief Executive Officer since that time.  From 1998 to 2003, Mr. Su was associated with the U.S. Ocean Group, initially as Executive Director of U.S. Ocean Group China Resource Co. Ltd. and then as Chief Delegate responsible for managing the Harbin office of U.S. Ocean Group.  Prior to Joining U.S. Ocean Group, Mr. Su had been employed for eight years by the China Packaging Import & Export Trading Company, serving four years as Vice Manager followed by four years as General Manager of its Qingdao subsidiary.   In 1994 Mr. Su earned a Masters Degree in Business Administration from the Beijing University.

Wen Leng.  Wen Leng has been employed as Chief Financial Officer of ChangFangYuan since 2006.  From 2001 to 2005 Mr. Leng was employed as a Manager in the Financial Department of Beiya Industrial Group Stock Co.  From 1994 to 2001 Wen Leng was Vice Manager in the Financial Department of Orient Group Stock Co., Ltd.  In 1997 Mr. Leng earned a Bachelors Degree with a concentration in Accounting from the Harbin University of Commerce.

Yang Meng.

 Yang Meng has been employed by ChangFangYuan since 2006 as Secretary to the Board of Directors.  From 2005 to 2006 Ms. Meng was employed as Counselor by the Harbin Huawei Group, advising on legal matters and investment management.  From 2001 to 2005 Yang Meng was an officer of the Harbin Xinzhongxin Electronic Co., Ltd., with responsibilities for legal affairs and internal management.  In 2001 Ms. Meng earned a Bachelors Degree with a concentration in International Economic Law from the Heilongjiang University.

Jing Zhu.  Since 2004 Jing Zhu has been employed as Finance Manager by ChangFangYuan.  From 2000 to 2004 Ms. Zhu was employed as Finance Manager by the Xintai Mechanical Engineering Co. Ltd.  From 1991 to 2000 Jing Zhu was employed as an Accountant by the Harbin Gongxiang Group.  In 1993 Ms. Zhu earned a Bachelors Degree with a concentration in Accounting from the Heilongjiang Provincial Party College.

Yuhong Wang.  Yuhong Wang has been employed since 2006 by ChangFangYuan with responsibilities for human resources.  From 2001 to 2006 Yuhong Wang was employed by P&G China as Human Resources Manager.  In 2007 Yuhong Wang was awarded a Masters Degree in Project Management by the Harbin Engineering University.

Guoliang Ji.  Guoliang Ji contributed the assets of his manufacturing company to ChangFangYuan in 2004, which formed the foundation for the development of its current business.  Since 2004 Guiliang Ji has served as Chief Technology Officer for ChangFangYuan.  Since 2001 Guoliang Ji has also served as Chairman and Senior Engineer for Harbin Luhuan Biodegradable Products Development Co. Ltd., which is also involved in the development and production of biodegradable consumer materials.  In 1982 Guoliang Ji earned a Bachelors

Degree with a concentration in Agricultural Machine Manufacturing from the Harbin Institute of Technology University.

Code of Ethics

ChangFangYuan has adopted a Senior Management Code of Ethics to govern the conduct of its executive officers.  The conduct of the directors and officers of Ubrandit.com will hereafter be governed by the same Code of Ethics.  A copy of the Senior Management Code of Ethics is being filed as an Exhibit to this Report.

Principal Shareholders

Upon completion of the Merger, there were 46,592,790 shares of Ubrandit.com common stock issued and outstanding.  In addition, there 272,250 shares of Series A Convertible Preferred Stock issued and outstanding, which can be converted into 2,722,500,000 common shares, yielding a total outstanding on a fully-diluted basis of 2,769,092,790 shares.  The holders of the convertible preferred stock have the voting power of the common shares into which their preferred shares could be converted.

The following table sets forth information known to us with respect to the beneficial ownership of our common stock (assuming conversion of the Series A Convertible Preferred Stock) as of the date of this Report by the following:

•

each shareholder known by us to own beneficially more than 5% of our common stock (on a fully-diluted basis);

•

Zhonghao Su, our Chief Executive Officer

•

each of the five individuals who will become our directors when the new Board is seated; and

•

all of the new directors and executive officers as a group.

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below have sole voting power and investment power with respect to their shares,  subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class

Zhonghao Su	355,830,750	12.9%
Wen Leng	--	--
Yang Meng	--	--
Jing Zhu	--	--

Yuhong Wang	--	--

All directors and officers as a group (6 persons)	605,756,250	21.9%

Guoliang Ji Zhengxin Street Nangang District Harbin, P.R. China	249,925,500	9.0%

Benyi Xing 9 Zu, Qinggangluwei Qingnian Road Luyuan District Changchun, China	249,925,500	9.0%

Dejun Jia 15 Wei, Fendou Street Yan Shou, Heilongjiang, China	228,145,500	8.2%

________________________________

(1)    Except as otherwise noted, the address of each shareholder is c/o ChangFangYuan Environment-Friendly Industrial Co. Ltd., 172 Zhongshan Road, 27th Floor, Harbin, Heilongjiang, P.R. China.

(2)    Except as otherwise noted, all shares are owned of record and beneficially.

INFORMATION REGARDING THE ACQUIRED COMPANIES

Business

Advanced Green Materials Health Products, Inc.

Advanced Green Materials was organized under the laws of Nevada in June 2006.  It never initiated any business activity.  During 2006 Advanced Green Materials acquired all of the registered capital stock of ChangFangYuan in exchange for equity in Advanced Green Materials.

ChangFangYuan Hi-Tech Environment-Friendly Industrial Co., Ltd.

ChangFangYuan develops, manufactures and markets biodegradable materials.  The fundamental material used in all of ChangFangYuan’s products is a starch-based compound that is non-toxic, microwaveable, fire retardant, odor-free, and durable under temperatures ranging from -20°C up to 150°C.  In addition, ChangFangYuan’s materials are completely “green,” meeting the international environmental standard 4R+1D (4R:  reduced consumption, green material, recyclable and reusable; 1D:  may degrade).  ChangFangYuan currently offers over 100 products made from its core materials, including tableware and a wide variety of packaging materials.

ChangFangYuan’s business commenced in 2004 when its Chief Technology Officer, Guiliang Ji, contributed a patent and his know-how in the production of biodegradable materials,   and Dejun Jia contributed a manufacturing facility to ChangFangYuan all in exchange for shares in the enterprise being developed by Zhonghao Su, the Chairman of ChangFangYuan.  For the next two years, ChangFangYuan was primarily engaged in research and development of its current product line.  Marketing and sales of the products commenced in the summer of 2006.  During 2006 the company changed its name from Harbin ChangFangYuan Hi-Tech Industrial Co. Ltd. to ChangFangYuan Hi-Tech Environment-Friendly Industrial Co. Ltd.

Our Technology

A “biodegradable” material is a compound that will decompose into simple molecular material under natural conditions through the agency of microorganisms (e.g. bacteria, fungus , algae, etc.).  Biodegradable materials are divided into two categories:  complete biodegradation materials and partial biodegradation materials, depending on the degree of decomposition that they are capable of.  In a complete biodegration material, the biochemical reactions caused by the microorganisms cause the physical properties of the plastic structure to collapse.

ChangFangYuan’s products are made from a complete biodegradation material.  In our factories we combine materials made from macromolecule starch, biological additives (polymerized starch, cellulose, polyols, etc.), plastic additives (often recycled), and synthetic caprolactone, a cyclic ester that is susceptible to degradation through the agency of nucleophiles such as water and alcohol.  The result is a material that has excellent mechanical strength and plasticity.  But it is also a material that, when exposed to microorganisms (such as those prevalent in a municipal garbage lot) will undergo enzyme or acid-based catalysis and decompose almost entirely to a residue of carbon dioxide and water.  The decomposition process, which produces no contamination to either the atmosphere or the soil, takes approximately 45 days from when the material is first exposed to a significant concentration of microorganisms.  By contrast, the decomposition of the leading biodegradable materials offered by our competitors require from 80 to 180 days.

Our starch-based technology is protected by national patent ZL 02132545.6 and international patent number C08L3/02.  In addition we have obtained a number of ancillary patents on our manufacturing process.

The national government of China has made the improvement of China’s environment a primary focus of national interest.  A series of laws promulgated by the government of China since 1996 have been designed to increase the use of biodegradable materials.  These include laws requiring the use of recyclable materials for certain packaging and banning the use of EPS and plastic table ware in common carriers.  Our own starch-based technology is included in the “States 863 Star Tech-Sciences Development Plan” of the Chinese government.

Because of this focus of national and international attention, we have been able to form cooperative relationships with domestic and foreign research institutes, including the Japan Energy Corporation, Tsinghua University, Harbin Industrial University, Harbin Engineering University, Harbin Technology University, and the Northeast Agricultural University.  We will rely on this network of expertise to enable us to remain at the forefront of technology in the biodegradable materials industry.

Manufacturing

ChangFangYuan manufactures all of its products at a facility in Harbin, the capital of Heilongjiang Province.  Its manufacturing facility has received certification under ISO9001 Environment Qualification Standards and also under ISO14001 Qualification Management Standards.   Our facility has also been certified by the Korea Test & Research Institute of Chemistry (Asian Center) and by the Development Center for Biotechnology.

ChangFangYuan’s manufacturing facility has an annual production capacity of 15,000 tons.  If it is able to secure funding (approximately $10 million), the company intends to develop a new manufacturing facility in the Weihai High-Tech Development District, which would increase its annual production capacity to 50 million tons.

All of our products begin with the core compound.  We formulate this compound in high speed blending machines, then extrude it into granular form or sheets.  After the material cools, it is tested and disinfected.  Then our finishing machines structure the grain or sheets into the desired final product.

We currently offer the grain and sheet material for sale to other manufacturing facilities.  In addition we are currently offering over 100 different end products, which fall into four categories:

•

Disposable tableware and food carriers.  We are able to outfit an entire dining table with our biodegradable materials, including cup, plate, bowl, knife, fork and spoon.  We also can produce the package that carries the food to the table, including food packaging for use in the grocery and food storage containers for use at home.

•

Agricultural Film.  We manufacture several varieties of film for agricultural and gardening uses, such as mulch and awnings.  We can also product flower pots and similar containers from our material.  Currently the most commonly used form of agricultural film is plastic membrane, which must be removed and stored in landfills for years after its use is exhausted.  Our starch-based material will decompose into the soil during the course of a planting season, thus eliminating the labor cost of removing the mulch and the user fees for landfill.  Our film, when it decomposes, also provides nutrients for the soil.

•

Garbage Bags and Packaging.  Our material works excellently to replace traditional garbage bags as well as serving as a substitute for the boxes and other packaging that are the waste product of modern consumer culture.

•

Packing Materials.  We form our materials into packing materials to replace the polystyrene packing peanuts that clog up our landfills.

Marketing

ChangFangYuan intends to develop a worldwide market for its products, based on their high quality and the relatively low cost of manufacturing in China.  Toward this end, we have signed distribution agreements with agents in Japan, South Korea, Germany, Australia and North America.  Our initial target market, however, is southeast Asia.  Our products are currently sold in China as well as being exported to Korea and Japan.

Our marketing operations are carried out both directly and through our subsidiary, Harbin Long Jun Trade Co, Ltd.  We developed Harbin Long Jun as a joint venture with individuals who had established trade relationships.  For that reason, our equity interest in Harbin Long Jun is shared with our partners.  We currently own 95.23% of Harbin Long Jun.  However our partners will acquire a total of 20% of the equity when they contribute an additional 800,000 RMB (approximately $100,000) to the venture.

Our first major clients are indicative of the breadth of our potential market.  The largest portion of our sales during the quarter ended September 30, 2006 were to Weihai Qiancheng Import & Export Co., Ltd., which is developing a market for us in Korea.  At the same time, however, we have entered into contracts with both the Harbin Railway Bureau and the Zheng Zhou Railway Bureau.  The railways intend to use our tableware in the dining facilities on their long-distance train service.

Employees

ChangFangYuan has 102 employees, all of whom work on a full-time basis. Our plan is to increase our staff to approximately 150 during the next twelve months, if we are able to secure the necessary working capital.

Management’s Discussion and Analysis

Results of Operations

ChangFangYuan was organized as a corporation in 1999.  Its current business, however, was initiated in 2004 when our Chairman, Zhonghao Su, brought together a manufacturing facility and a patent for starch-based biodegradable materials to form the basis for our business plan.

Until 2006 we were engaged entirely in developing our products, outfitting our manufacturing facility and forming the marketing relationships that would propel ChangFangYuan into the world market for biodegradable materials.  During 2004 and 2005, therefore, we recorded no revenue.  The losses that we incurred in those years were attributable to the administrative expenses of initiating our business plan.  In addition, we incurred a $1,894,892 loss in 2005 when we sold a portion of the assets that we had acquired in 2004 but determined were not necessary for our business.

We realized our first revenue in the second and third quarters of 2006, during which we realized $3,147,503 in sales.  The revenue arose primarily from sales of tableware to our primary independent distributor, Weihai Qiangcheng Import & Export Co. Ltd.   Since that time, we have obtained orders from a number of other customers, and expect to report revenues from many sources during 2007.

The gross margin that we realized on sales in the first nine months of 2006 was 51%.  This is characteristic of the margin we will realize on sales of tableware.  Our overall gross margin, when we achieve sales across our entire product offering, will depend on the product mix, as our cost of goods is determined in part by the labor required to manufacture the products, which varies among the product lines.  In addition, if we are successful in funding the development of our new manufacturing facility, the improvements in manufacturing practices that we plan to implement will reduce our costs and increase gross margin across our product lines.

During the first nine months of 2006 we sold a quantity of grain and sheet material for use as raw materials in other factories.  The net income that we realized from these sales was $1,522,166.  We recorded that income as “other operation income,” separate from our revenues, since we do not expect to sell raw materials as an ongoing business.  We do expect, however, that from time to time we will receive request for raw materials, which we will accept if the terms are advantageous to our ongoing business.

Entering 2006 we have accumulated a deficit of $3,361,734 from our development operations.  The Chinese government permits us to offset that deficit against current earnings before incurring income tax.  For that reason we incurred no income tax liability from our net income of $1,542,734 in the first nine months of 2006.  We will continue to operate free of income taxes for the next two years, as a new enterprise in China.  That tax abatement will commence after we utilize the full loss carryforward.  At the end of the two year abatement, we will be entitled to three years of 50% tax relief.  Subsequently, however, we will be subject to the 33% corporate income tax in China.

Our statement of operations records an adjustment for “minority interest.”  For the nine months ended September 30, 2006 the minority interest adjustment increased our net income by $2,197.  This represents the reversal of the portion of the loss incurred by our subsidiary Harbin Long Jun Trade Co., Ltd. which is attributable to the 5% of that entity owned by our joint venture partners.  If that venture realizes income in the future, a proportionate reduction in our consolidated income will be recorded for the same reason.

Our business operates entirely in Chinese Renminbi, but we report our results in our SEC filings in U.S. Dollars.  The conversion of our accounts from RMB to Dollars results in translation adjustments, which are reported as a middle step between net income and comprehensive income.  The net income is added to the retained earnings on our balance sheet; while the translation adjustment is added to a line item on our balance sheet labeled “accumulated other comprehensive income,” since it is more reflective of changes in the relative values of U.S. and Chinese currencies than of the success of our business.  For the nine months ended September 30, 2006 we recorded $334,168 in unrealized gains on foreign currency translation.

Liquidity and Capital Resources

Our operations were initially capitalized by the combination of cash contributed to ChangFangYuan with a manufacturing facility and intellectual property contributed by our shareholders.  Since that time we have funded operations primarily by means of loans from our shareholders and management.  As a result, at September 30, 2006 we owed $1,616,732 to certain members of our management and shareholders.  These loans, which do not bear interest, are due on demand, and so are recorded as current assets.  We do not expect to repay the loans, however, until cash from our operations is sufficient to repay the loans without interfering with the growth of our business.

At September 30, 2006 we had working capital of $1,736,694.  The largest component of our working capital was an account receivable of $3,303,494, which was primarily owed to us by Weihai for goods purchased during the previous four months.  In order to spur the development of our market, we have granted Weihai extended payment terms on a portion of its purchases from us.  The full amount of the receivable is being repaid in the first months of 2007.

The other large, non-cash portion of working capital consisted of $410,084 in “other receivables.”  This asset arose from a number of sources, primarily the sale or lease of portions of our assets that we are not currently using.  Because these transactions were, in part, accommodations by Zhonghao Su, Dejun Jia and others to assist our working capital development, we have afforded the debtors extended payment terms.  We expect the receivables to be satisfied in the early part of 2007.

Because we have offered extended terms to our debtors, we preserved our working capital by delaying payments due to a number of our creditors.  During the nine months ended September 30, 2006 we realized cash flow from operations of $449,631.  This was achieved, however, by increasing our accounts payable by $2,000,439, to partially offset the $3,235,475 increase in our accounts receivable.  As our business develops, we expect to obtain payment for our products on more common commercial terms, and do not expect that it will be necessary for us to delay payments to our creditors.

Our current resources are sufficient to fund ongoing operations for the foreseeable future.  For competitive reasons, however, it is crucial that we establish a substantial market presence as rapidly as is economically reasonable.  In addition, we are planning to develop an additional manufacturing facility, to increase our annual production capability from 15,000 tons to 50,000 tons.  The projected cost of the new facility will be $10 million.  To achieve those two goals, we are seeking sources of capital, either through the sale of equity or the issuance of debt instruments.  To date we have no firm commitments from any financing source.

Off-Balance Sheet Arrangements

Neither Advanced Green Materials nor ChangFangYuan has any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on their financial condition or results of operations.

Risk Factors That May Affect Future Results

You should carefully consider the risks described below before buying our common stock.  If any of the risks described below actually occurs, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

There is no assurance that the market for biodegradable materials will grow in Southeast Asia.

The use of biodegradable tableware and packaging materials instead of less expensive plastics is a luxury.  In order for the market for biodegradable materials to develop, it will be necessary for a portion of the population in our target markets to become willing to pay the extra cost of biodegradable materials in order to obtain the related social benefits.  At present our largest market is China.  Although the economy of China is growing, the average income of the Chinese population remains far below that of the European and American countries where biodegradable materials have developed a clientele.  The conversion of the Chinese population from standard plastics to biodegradable materials will require the concerted efforts of the biodegradable materials industry, provincial and national government, and popular opinion.  If a sufficient portion of the Chinese population is not willing to pay the extra cost of biodegradable materials, the growth of our business will be hindered.

A recession in China could significantly hinder our growth.

The success of our efforts to introduce biodegradable materials into the stream of commerce in China will depend on continuation of recent improvements in the Chinese economy and the amount of disposable income available to the Chinese population.  If money becomes tight, individuals will be less willing to pay extra for the social benefits of biodegradable materials.  Many financial commentators expect a recession to occur in China in the near future.  The occurrence of a recession could significantly hinder our efforts to implement our business plan.

We will be unable to compete effectively unless we maintain a technological advantage over our competitors.

Our starch-based technology is just one among many technologies competing to become the standard for biodegradable consumer products.  Because of the current international focus on environmental protection, many well-financed companies are devoting vast resources to the development of advanced systems for producing “green”materials.  Ultimately our success as a business will depend on our ability to remain on the cutting edge of this technological competition.  If new developments in the production of biodegradable materials eclipse the advantages of our materials, we will be unable to compete effectively.

The research and development of new products is costly and time consuming, and there are no assurances that our research and development of new products will either be successful or completed within the anticipated timeframe, if ever at all.  There are also no assurances that if the product is developed, that it will lead to successful commercialization.  If we invest substantial resources in developing a new compound and that compound fails to become commercially useful or economically successful, the loss of our investment may have a serious adverse effect on the value of our stock.

Our business and growth will suffer if we are unable to hire and retain key personnel that are in high demand.

Our future success depends on our ability to attract and retain highly skilled marketing personnel, chemists, manufacturing technicians and engineers.  Qualified individuals are in high demand in China, and there are insufficient experienced personnel to fill the demand.  Therefore we may not be able to successfully attract or retain the personnel we need to succeed.

We may be unable to protect our proprietary and technology rights.

The Company's success will depend in part on its ability to protect its proprietary rights and technologies.  ChangFangYuan relies on a combination of patents, trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect its proprietary rights.  However, these measures afford only limited protection.  ChangFangYuan’s failure to adequately protect its proprietary rights may adversely affect our competitive prospects.  Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of ChangFangYuan’s products or to obtain and use trade secrets or other information that it regards as proprietary.

ChangFangYuan’s means of protecting its proprietary rights in the People’s Republic of China may not be adequate.  The system of laws and the enforcement of existing laws in China may not be as certain in implementation and interpretation as in the United States.  The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation.  The inability to enforce or obtain a remedy for theft of our proprietary information may have a material adverse impact on our business operations.

We may have difficulty establishing adequate management and financial controls in China.

The People’s Republic of China has only recently begun to adopt the management and financial reporting concepts and practices that investors in the United States are familiar with.  We may have difficulty in hiring and retaining employees in China who have the experience necessary to implement the kind of management and financial controls that are expected of a United States public company.  If we cannot establish such controls, we may experience difficulty in collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet U.S. standards.

Government regulation may hinder our ability to function efficiently.

The national, provincial and local governments in the People’s Republic of China are highly bureaucratized.  The day-to-day operations of our business require frequent interaction with representatives of the Chinese government institutions.  The effort to obtain the registrations, licenses and permits necessary to carry out our business activities can be daunting.  Significant delays can result from the need to obtain governmental approval of our activities.  These delays can have an adverse effect on the profitability of our operations.  In addition, compliance with regulatory requirements applicable to manufacturing operations and production may increase the cost of our operations, which would adversely affect our profitability.

Capital outflow policies in China may hamper our ability to pay dividends to shareholders in the United States.

The People’s Republic of China has adopted currency and capital transfer regulations. These regulations require that we comply with complex regulations for the movement of capital. Although Chinese governmental policies were introduced in 1996 to allow the convertibility of RMB into foreign currency for current account items, conversion of RMB into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange. We may be unable to obtain all of the required conversion approvals for our operations, and Chinese regulatory authorities may impose greater restrictions on the convertibility of the RMB in the future. Because most of our future revenues will be in RMB, any inability to obtain the requisite approvals or any future restrictions on currency exchanges will limit our ability to pay dividends to our shareholders.

Currency fluctuations may adversely affect our operating results.

ChangFangYuan generates revenues and incurs expenses and liabilities in Renminbi, the currency of the People’s Republic of China.  However, as a subsidiary of Ubrandit.com, it will report its financial results in the United States in U.S. Dollars.  As a result, our financial results will be subject to the effects of exchange rate fluctuations between these currencies.  From time to time, the government of China may take action to stimulate the Chinese economy that will have the effect of reducing the value of Renminbi.  In addition, international currency markets may cause significant adjustments to occur in the value of the Renminbi.  Any such events that result in a devaluation of the Renminbi versus the U.S. Dollar will have an adverse effect on our reported results.  We have not entered into agreements or purchased instruments to hedge our exchange rate risks.

We have limited business insurance coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products, and do not, to our knowledge, offer business liability insurance. As a result, we do not have any business liability insurance coverage for our operations. Moreover, while business disruption insurance is available, we have determined that the risks of disruption and cost of the insurance are such that we do not require it at this time. Any business disruption, litigation or natural disaster might result in substantial costs and diversion of resources.

Ubrandit.com is not likely to hold annual shareholder meetings in the next few years.

Management does not expect to hold annual meetings of shareholders in the next few years, due to the expense involved.  The current members of the Board of Directors were appointed to that position by the previous directors.  If other directors are added to the Board in the future, it is likely that the current directors will appoint them.  As a result, the shareholders of Ubrandit.com will have no effective means of exercising control over the operations of Ubrandit.com.

Executive Compensation

Information regarding the compensation paid to the executive officers of Ubrandit.com  during the past three fiscal years is set forth in Item 10 of Ubrandit.com’s Annual Report on Form 10-KSB for the year ended September 30, 2006, which was filed with the Securities and Exchange Commission on October 31, 2006.  None of the individuals who served as officers of Ubrandit.com during the past three fiscal years remains an officer or director of Ubrandit.com.

The table below itemizes the compensation paid or accrued by ChangFangYuan to the individuals who will become the officers and directors of Ubrandit.com for services during the past three fiscal years (or those years in which the executive was employed by ChangFangYuan).

	Year	Salary – Paid	Salary - Accrued
Zhonghao Su	2006	$ 25,000	$ 75,000
	2005	$ 0	$ 0
	2004	$ 0	$ 0

Wen Leng	2006	$ 1,125	$ 2,000

Yang Meng	2006	$ 375	$ 750

Jing Zhu	2006	$ 5,625	$ 6,000
	2005	$ 2,500	$ 2,500
	2004	--	--

Yuhong Wang	2006	$ 375	$ 750

Guoliang Ji	2006	$ 0	$ 0

ChangFangYuan has entered into an employment agreement with each of its executive employees other than Guoliang Ji.  Each agreement has a term of one year.  Except for the salary, the terms of the agreements are substantially identical, and reflect employment standards common in China as a result of law or custom.

ChangFangYuan has committed to pay its management salaries for services during 2007 as follows:

Executive	2007 Salary
Zhonghao Su	$ 75,000
Wen Leng	$ 12,500
Yang Meng	$ 6,250
Jing Zhu	$ 6,250
Yuhong Wang	$ 6,250

Related Party Transactions

None of the six individuals who have been nominated to serve as directors or officers of Ubrandit has engaged in any transaction with Ubrandit.com, Advanced Green Materials or ChangFangYuan during the past two fiscal years that had a transaction value in excess of $60,000.

Description of Securities

Ubrandit.com is authorized to issue 100,000,000 shares of Common Stock, $.001 par value per share, of which 46,592,790 shares are outstanding.

Holders of the Common Stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the stockholders.  There is no cumulative voting in the election of directors.  Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors with respect to the Common Stock out of funds legally available therefor and, in the event of liquidation, dissolution or winding up of the Company, to share rateably in all assets remaining after payment of liabilities.  The holders of Common Stock have no pre-emptive or conversion rights and are not subject to further calls or assessments.  There are no redemption or sinking fund provisions applicable to the Common Stock.  The Common Stock currently outstanding is validly issued, fully paid and non-assessable.

Ubrandit.com is also authorized to issue 20,000,000 shares of Preferred Stock, $.001 par value.  The Articles of Incorporation gives the Board of Directors the authority to divide Preferred Stock into series, and to designate the rights and preferences of each series.  There is currently one series of preferred stock outstanding:

Series A, which was issued to the prior shareholders of Advanced Green Materials.  The Series A shares may be converted into 2,722,500,000 shares of common stock.  The holder of the Series A stock may cast 2,722,500,000 votes at any meeting of Ubrandit.com’s shareholders.

Market Price and Dividends on Ubrandit.com Common Equity and Other Shareholder Matters

Information regarding the market price of Ubrandit.com common equity, payment of dividends, and other shareholder matters is set forth in Item 5 of Ubrandit.com’s Annual Report on Form 10-KSB for the year ended September 30, 2006, which was filed with the Securities and Exchange Commission on October 31, 2006.

Legal Proceedings

Information regarding legal proceedings involving Ubrandit.com is set forth in Part I, Item 3 of Ubrandit.com’s Annual Report on Form 10-KSB for the year ended September 30, 2006, which was filed with the Securities and Exchange Commission on October 31, 2006.

Neither Advanced Green Materials nor ChangFangYuan is party to any material legal proceedings.

Changes in and Disagreements with Accountants

Not applicable.

Indemnification of Directors and Officers

Section 78.7502 of the General Corporation Law of the State of Nevada authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with an action, suit or proceeding, if either (a) it is not proven that the indemnified individual engaged in a breach of fiduciary duty or intentional misconduct, fraud or a knowing violation of law or (b) the indemnified individual acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 78.7502 further provides that indemnification shall be provided if the party in question is successful on the merits.

Our Articles of Incorporation provide that Ubrandit.com shall indemnify all persons whom it is authorized to indemnify by the General Corporation Law of the State of Nevada to the fullest extent permitted by that stature.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, employees or agents of Ubrandit.com pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by Ubrandit.com of expenses incurred or paid by a director, officer, employee or agent of Ubrandit.com in the successful defence of any  proceeding) is asserted by such director, officer, employee or agent in connection with the securities being registered, Ubrandit.com will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 9.01

Financial Statements and Exhibits

Financial Statements

Page

Unaudited financial statements of Advanced Green Materials, Inc.

    for the nine months ended September 30, 2006 and 2005……………

F-1

Audited financial statements of ChangFangYuan Hi-Tech

    Industrial Co., Ltd.  for the years ended December 31, 2005 and 2004……………………………………………………………..

F-11

Exhibits

3-a

Certificate of Designation of Series A Convertible Preferred Stock

10-a

Merger Agreement dated February 8, 2007 among Ubrandit.com, AGM Acquisition Corp., and Advanced Green Materials, Inc.

10-b

Form of Employment Agreement between ChangFangYuan and its executive employees.

14

Senior Management Code of Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 9, 2007

UBRANDIT.COM

By: /s/ Zhonghao Su

     Zhonghao Su, Chief Executive Officer

Advanced Green Materials Inc. and Subsidiary
Consolidated Balance Sheets (Unaudited)
As of September 30, 2006 and December 31, 2005
	September 30,2006	December 31,2005
Assets	Unaudited	Audited
Current Assets:
Cash and equivalents	$1,408,763	$30,221
Account receivable - net	3,303,494	-
Inventories	89,902	-
Prepaid expenses	167,324	7,134
Other receivable	410,084	415,129
Other current assets	173,451	124
Total Current Assets	5,553,018	452,608
Property and Equipment - Net	9,947,412	9,916,456
Intangible Assets	5,081,212	5,054,754
Total Assets	20,581,642	15,423,818

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	2,065,357	22,393
Payroll payable	13,031	8,236
Welfare payable	7,539	8,764
Tax payable	113,302	1,241
Loan from officers / shareholders	1,616,732	512,739
Other current liabilities	363	6,196
Total Current Liabilities	3,816,324	559,569
Minority Interest	(2,197)	-
Total Liabilities	3,814,127	559,569

Stockholders’ Equity :
Common stock, $0.001 par value in year 2006 and $0.121 par value in year 2005.
1,000,000 shares in year 2006 and 128,274,900 shares in year 2005 authorized,
10,000 shares in year 2006 and 128,274,900 shares in year 2005
issued and outstanding	10	15,521,263
Additional paid-in capital	17,938,235	2,392,772
Retained earnings (deficit)	(1,816,846)	(3,361,734)
Accumulated other comprehensive income	646,116	311,948
Total Stockholders’ Equity	16,767,515	14,864,249
Total Liabilities and Stockholders’ Equity	$20,581,642	$15,423,818

The accompanying notes are an integral part of these financial statements.

Advanced Green Materials Inc. and Subsidiary
Consolidated Statements of Operations (Unaudited)
For Three Months and Nine Months Ended September 30, 2006 and 2005

	For Three Months Ended		For Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues	$2,542,537	$-	$3,147,503	$-
Cost of Goods Sold	(1,173,501)	-	(1,534,396)	-
Gross Profit	1,369,036	-	1,613,107	-

Operating Expenses
Selling expenses	23,045	29,501	62,982	32,190
General and administrative expenses	399,429	149,782	911,173	252,179
Total Operating Expenses	422,474	179,283	974,155	284,369

Income (Loss) from Operations	946,562	(179,283)	638,952	(284,369)

Other Income (Expense):
Other operation income	60,379	28	1,522,166	210
Loss on disposition of fix, intangible, and other assets	-	(3,530)	-	(8,399)
Other expenses, net	(81,108)	(302)	(618,384)	(686)
Total Other (Expense) Income	(20,729)	(3,804)	903,782	(8,875)

Income (Loss) Before Income Taxes	925,833	(183,087)	1,542,734	(293,244)
Income Taxes	-	-	-	-
Income (Loss) Before Minority Interest	925,833	(183,087)	1,542,734	(293,244)
Minority Interest	2,080	-	2,197	-
Net Income (Loss)	$927,913	$(183,087)	$1,544,931	$(293,244)
Unrealized (Loss) Gain on Foreign
Currency Translation, Net of Tax	(146,797)	3,050	334,168	44,952
Comprehensive Income (Loss)	$781,116	$(180,037)	$1,879,099	$(248,292)
Earnings (Loss) Per Common Share, Basic and Diluted	$92.79	$(18.31)	$154.49	$(29.32)
Weighted Average Common Shares Outstanding,*
Basic and Diluted	10,000	10,000	10,000	10,000

* As restated to show recapitalization.

The accompanying notes are an integral part of these financial statements.

Advanced Green Materials Inc. and Subsidiary
Consolidated Statements of Cash Flows (Unaudited)
For Nine Months Ended September 30, 2006 and 2005

	Nine Months Ended	Nine Months Ended
	September 30, 2006	September 30, 2005
	Unaudited	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$1,544,931	$(293,244)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by
(Used in) Operating Activities:
Depreciation and amorization	435,917	4,897
Minority interest's share of net income	(2,152)	-
Changes in operating assets and liabilities:
Accounts receivable	(3,235,475)	-
Inventories	(88,051)	-
Other receivable	13,488	(11,258)
Prepaid expenses	(156,745)	(4,416)
Other currents assets	(169,756)	(329)
Accounts payable and accrued expenses	2,000,439	17,959
Payroll payable	4,527	2,459
Welfare payable	(1,380)	6,420
Tax payable	109,728	972
Other current liabilities	(5,840)	-
Net Cash Provided by (Used in) Operating Activities	449,631	(276,540)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(183,892)	(17,270)
Net Cash Used in Investing Activities	(183,892)	(17,270)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from minority shareholders contribution	24,793	-
Proceeds from officers/shareholders loans	1,078,265	350,950
Repayment of officers/shareholders loans	(7,561)	-
Net Cash Provided by Financing Activities	1,095,497	350,950

Net Increase in Cash and Equivalents	1,361,236	57,140
Effect of Exchang Rate Changes on Cash	17,306	9,093
Cash and Equivalents at Beginning of Period	30,221	2,179
Cash and Equivalents at End of Period	$1,408,763	$68,412

The accompanying notes are an integral part of these financial statements.

Advanced Green Materials Inc. and Subsidiary

Notes To Consolidated Financial Statements (Unaudited)

For the Nine Months Ended September 30, 2006

NOTE A - BASIS OF PRESENTATION

a.

Interim Financial Statements:

The accompanying financial statements and footnotes have been condensed and therefore do not contain all disclosures required by generally accepted accounting principles. The interim financial statements are unaudited; however, in the opinion of Advanced Green Materials Inc. and Subsidiary (the “Company”), the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. Results for interim periods are not necessarily indicative of those to be expected for the full year. It is suggested that these consolidated financial statements be read in conjunction with the December 31, 2005 audited consolidated financial statements and the accompanying notes thereto.

b.

Description of Business and Revenue Recognition:

Advanced Green Materials Inc. (“AGM”) was organized under the laws of Nevada on June 8, 2006. It is a holding company, and owns 100% of Harbin ChangFangYuan Hi-Tech Environment-Friendly Industry Co., Ltd. ("CHFY "), which owns 95.23% of Harbin Longjun Trade Co., Ltd. (“Longjun”) based upon the actual capital received. Longjun was organized in Heilongjiang Province of People Republic of China (“PRC”) on June 1, 2006. Longjun engages in wholesale distribution and researches developing of bio-degradable products, and environmental project materials. All businesses of CHFY and Longjun are currently in PRC.

CHFY was incorporated in Heilongjiang Province of PRC on May 12, 1999. It was formally known as Harbin TianHao Technology Co., Ltd., changed its name to Harbin ChangFangYuan Hi-Tech Industrial Co., Ltd. on September 28, 2004, and then changed its name to Harbin ChangFangYuan Hi-Tech Environment-Friendly Industry Co., Ltd. on September 1, 2006. CHFY engages in developing, manufacturing and marketing of bio-degradable products, environmental project materials.

CHFY remained inactive and incurred minor administrative expenses prior to December 31, 2003. Starting from February 2004, CHFY began to search and develop its business focus items. As of September 9, 2005, it issued additional common stock for more funding to support its operation. On May19, 2006, CHFY accepted the first sales order and started to operate its business as manufacturer of environmental protection starch-based bio-degradable food packing materials and facilities.

Net revenue includes sales of products and services. Products revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers, net of allowance for estimated returns, when both title and risk of loss transfer to the customer, provided that no significant obligations remain. Deferred revenue represents the undelivered portion of invoiced value of goods sold to customers. Service income is recognized when services are provided. Revenue from service contracts, for which the company is obligated to perform, is recorded as deferred revenue and subsequently recognized over the term of the contract or when the service is completed. Sales transactions not meeting all the conditions of the full accrual method are accounted for using the deposit method of accounting.  Under the deposit method, all costs are capitalized as incurred, and payments received from the buyer are recorded as customer deposits. There are no sales incurred for the period from May 12, 1999 (date of inception) to December 31, 2005.

c.

Principles of Consolidation:

The consolidated financial statements include the accounts of Advanced Green Materials Inc. (“AGM”), its wholly-owned subsidiary, CHFY, and CHFY’s 95.23% owned subsidiary, Longjun.

All significant intercompany balances and transactions have been eliminated.

d.

Segment Reporting

SFAS 131, Disclosure about Segments of an Enterprise and Related Information, requires disclosure of reportable segments used by management for making operating decisions and assessing performance.  Reportable segments are categorized by products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.  SFAS 131 has no effect on the Company’s financial statements as substantially all of the Company’s operations are conducted in one industry segment, which is manufacturing.

e.

Recent Accounting Pronouncements:

In June 2006, the FASB issued Statement of Financial Accounting Standards Interpretation Number 48, “Accounting for Uncertainty in Income Taxes” (“FIN48”). FIN 48 provides clarification regarding the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact of FIN48 on its financial statements.

In May 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections” (“FAS 154”).FAS 154 generally requires that accounting changes and errors be applied retrospectively. FAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect FAS 154 to have a material impact on its financial statements.

In March 2005, the FASB issued Statement of Financial Accounting Standards Interpretation Number 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”).  FIN 47 provides clarification regarding the meaning of the term “conditional asset retirement obligation” as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligations.” FIN 47 is effective for fiscal years beginning after December 15, 2005. The Company is currently evaluating the impact of FIN 47 on its financial statements.

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. This standard will be effective for awards granted, modified or settled in fiscal years beginning after June 15, 2005. Accordingly, the Company will implement the revised standard in the first quarter of fiscal year 2006. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in fiscal year 2006 and thereafter.

NOTE B – ASSETS

a.

Cash and Equivalents

Cash and equivalents include cash on hand, demand deposits and highly liquid instruments with a maturity of three months or less at the time of purchase. The cash and equivalents increased by $1,378,542 comparing to 2005.primarily due to the company started its sales in May 2006, and received approximate $1,404,369 (equivalent to RMB11,100,130) payments from its majority non-related customer, Weihai Qiancheng Import and Export Co., Ltd. (“Weihai”), for the merchandises sold to this customer during the quarter ended September 30, 2006.

b.

Inventories

Inventories are stated at the lower of cost or market. Cost of raw materials is determined on a first-in, first-out basis (“FIFO”). Finished goods are determined on weight average basis and are comprised of direct materials, direct labor, and an appropriate proportion of overhead.

Inventories consist of the following as of September 30, 2006:

Raw materials	$17,389
Working in process	66,508
Finished goods	755
Low-value materials	4,317
Packing materials	933
Total	$89,902

c.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is determined using the straight –line method over the estimated useful lives listed below:

Building	20 years
Equipment and machinery	5 years
Vehicle	5 years
Office equipment	5 years
Leasehold imporvement	lower of term of lease or 5 years

Repairs and maintenance expenditures which do not extend the useful lives of the related assets are expensed as incurred, whereas significant renewals and betterments are capitalized. In year 2006, the Company had one vehicle crashed during car accident and the Company obtained $23,482(equivalent to RMB185,600) expenses reimbursement from the insurance company. The Company had capitalized the rest repairs expenditures, total repair cost deducted insurance reimbursement, and amortized them on the rest useful life of the vehicle.

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statements of operation.

Property and equipment at cost, less accumulated depreciation consists of the following as of September 30, 2006:

Building	$4,817,901
Equipment and machine	5,266,611
Office equipment	85,385
Vehicle	144,224
Produce base	8,142
Leasehold improvement	79,755
Sub-total	10,402,018
Less: accumulated depreciation	(454,606)
Total	$9,947,412

Depreciation expenses for the nine months ended September 30, 2006 and 2005 were $357,754 and $4,897, respectively.

d.

Intangible Assets

Intangible assets is recorded at its cash equivalent cost in accordance with the cost principle. Cost is defined as the sum of all expenditures made to acquire the rights and privileges. Intangible assets have a limited life because the rights or privileges that give them value terminate or simply disappear. Therefore, the acquisition cost of an intangible asset must be written off over its estimated economic life.

The Company acquired the right of using land and patent right on September 9, 2005. Since the Company did not use any intangible assets in its business for the year ended December 31, 2005, there was no amortization required for the year ended December 31, 2005. In 2006, the Company leased out its right of using land in January and start to manufacture its product from another leased factory space in May, the Company is required to amortize the right of using land and all related patent right used to manufacture the product from January and May, 2006, respectively.

The intangible assets at cost less amortization consist of the following as of September 30, 2006:

Right of using land	$4,679,834
Patent right	401,378
Total	$5,081,212

Amortization expenses for the nine months ended September 30, 2006 and 2005 were $78,163 and $0, respectively.

e.

Fair Value of Financial Instruments

The carrying amounts of cash and equivalents, accounts receivable, inventories, prepaid expenses, other receivable, other current assets, accounts payable and accrued expenses, payroll payable, welfare payable ,taxes payable and other current liabilities approximate their fair value because of the immediate or short-term maturity of these financial instruments.

f.

Account Receivable - Net

The company started to manufacture and sell its merchandises in May, 2006. For the nine months ending September 30, 2006, the company sold approximate $4,466,465 (equivalent to RMB35,774,651) merchandises to a non-related majority customer, Weihai. As of September 30, 2006, this majority customer had paid $1,404,369 (equivalent to RMB11,100,130) to the Company and left an open balance $3,062,096 in accounts receivable.

g.

Other Receivable

Other receivable consists of the following as of September 30, 2006:

Receivable from loan to non-related parties	$31,546
Receivable from fixed assets sold	378,538
Total	$410,084

Receivable from loan to non-related parties are unsecured, no interest involved, and payable on demand

h.

Other Current Assets

On January 1, 2006, Harbin Pugongying Pharmaceutical Industry Co., Ltd (“HPPI”, a prior majority shareholder of CHFY) leased the building and the right of using land from CHFY for the annual lease fee $227,732 (equivalent to RMB1,800,000) with one year lease term starting from January 1, 2006 to December 31, 2006 without any renew lease option in the lease agreement. As of September 30, 2006, the Company had rent receivable $170,799 due from HPPI for the Company’s building and the right of using land leased out to HPPI. Per lease agreement, the Company will receive the lease payment within five months after December 31, 2006.

The company advances to its employees for the Company’s regular operation. As of September 30, 2006, employees advance expenses were $2,652.

Other current assets consist of following as of September 30, 2006:

Accrued rent receivable	$170,799
Employees expenses advance	2,652
Total	$173,451

NOTE C - LIABILITIES

a.

Welfare Payable

The company has established an employee welfare plan in accordance with Chinese laws and regulations. The company makes annual pre-tax contributions of 14% of all employees’ salaries. The total balances for the welfare payable were $7,539 and $8,764 as of the quarter ended September 30, 2006 and the year ended December 31, 2005, respectively.

b.

Lease Commitment

The Company leases certain office spaces, employee living space, and factory space under operating leases.

The following is a schedule of future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of September 30, 2006.

Quarter Ending September 30,
2007	$138,580
2008	83,182
2009	72,957
Total minimum payments required	$294,719

The total rent expenses for nine months ended September 30, 2006 and 2005 were $99,435 and $46,610, respectively.

c.

Loan to/from Officers/Shareholders

The Company had loaned from the officers/shareholders for net amount of $1,616,732.and $512,739 as of the quarter ended September 30, 2006 and the year ended December 31, 2005, respectively. These loans are unsecured, no interest involved, and are payable on demand.

d.

Taxes Payable

Tax payable consists of the following as of September 30, 2006:

Value added tax payable	$101,302
Tax for city improvement	7,091
Personal income tax payable	857
Education tax	4,052
Total	$113,302

NOTE D – STOCKHOLDERS’ EQUITY

a.

Common Stock

As of September 30, 2006, AGM has authorized 1,000,000 shares of common stock at $ 0.001 par value, and 10,000 shares were issued and outstanding.

b.

Additional Paid-In Capital

The additional paid-in capital represents the excess of the aggregate fair value of the capital contributed over the par value of the stock issued.

NOTE E-OTHERS

a.

Corporation Income Tax (“CIT”)

In accordance with the relevant PRC tax laws and regulations, the company is subject to CIT at a 33% tax rate.

The Company has not recorded a provision for federal income tax for the quarter ended September 30, 2006 and the year ended December 31, 2005 due to utilization of net operating loss carry forward to offset taxable income in year 2006. In accordance with the relevant tax laws and regulations of the People’s Republic of China, CHFY is entitled to full exemption from Corporation Income Tax (“CIT”) for the first two years and a 50% reduction in CIT for the next three years, commencing from the first profitable year after offsetting all tax losses carried forward from the previous five years.

b.

Value Added Tax (“VAT”)

The Company is subjected to VAT on merchandises sales in PRC. A small sale tax rate 4% was applicable to the Company. For the year ended December 31, 2005, there was no sales tax required, since there were no sales during year 2005.

c.

Concentration of Business, Operation Risk, and Credit Risk

(a). Financial Risks

The Company provides credit in the normal course of business. The Company performs ongoing credit evaluations of its customers on factors surrounding the credit risk of specific customers, historical trends, and other information. For the nine months ended September 30, 2006, the company had one non-related majority customer, Weihai, which purchases approximate 98.8% of Company’s total products.

(b). Geographical Risks

Sine the Company’s operations and assets are located in PRC, it is subject to considerations and risks atypical to those in the United States, including changes in the political, economic, social, legal, and tax environments in PRC, as well as changes inflation and interest rates. Changes in laws and regulations concerning PRC’s sales strategy, and starch-based bio-degradable products could significantly affect the Company’s future operating results and financial position.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of:

ChangFangYuan Hi-Tech Industrial Co., Ltd.

We have audited the accompanying balance sheets of ChangFangYuan Hi-Tech Industrial Co., Ltd. (“the Company”) (a P. R. China corporation in the development stage) as of December 31, 2005 and 2004, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years ended December 31, 2005 and 2004 and for the period from May 12, 1999 (date of inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ChangFangYuan Hi-Tech Industrial Co., Ltd. as of December 31, 2005 and 2004, and the results of its operations, changes in stockholders’ equity, and cash flows for the years then ended December 31, 2005 and 2004 and for the period from May 12, 1999 (date of inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MS Group CPA LLC

MS Group CPA LLC

New York, New York

September 2, 2006

Harbin ChangFangYuang Hi-Tech Industrial Co.,Ltd.
(A Development Stage Company)
Balance Sheets

	The Years Ended of December 31,
	2005	2004
Assets
Current Assets:
Cash and equivalents	$30,221	$2,179
Prepaid expenses	7,134	967
Loan to officers/shareholders	-	16,521
Other receivable	415,129	2,416
Other current assets	124	-
Total Current Assets	452,608	22,083
Property and Equipment - Net	9,916,456	2,292,775
Intangible Assets	5,054,754	-
Total Assets	15,423,818	2,314,858

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	22,393	5,202
Payroll payable	8,236	6,643
Welfare payable	8,764	2,114
Tax payable	1,241	922
Loan from officers/shareholders	512,739	-
Other current liabilities	6,196	-
Total Current Liabilities	559,569	14,881
Total Liabilities	559,569	14,881

Stockholders’ Equity :
Common stock, $0.121 par value,128,274,900 shares in 2005
and 16,700,000 shares in 2004 authorized, issued and outstanding.	15,521,263	2,020,700
Additional paid-in capital	2,392,772	1,254,381
Deficit accumulated during development stage	(3,361,734)	(972,054)
Accumulated other comprehensive income (loss)	311,948	(3,050)
Total Stockholders’ Equity	14,864,249	2,299,977
Total Liabilities and Stockholders’ Equity	$15,423,818	$2,314,858

The accompanying notes are an integral part of these financial statements.

Harbin ChangFangYuang Hi-Tech Industrial Co.,Ltd.
(A Development Stage Company)
Statements of Operations
			For the Period From
			May 12,1999
	For Years Ended December 31,		(Date of Inception)
	2005	2004	to Dec 31, 2005
Operating Expenses
Selling expenses	100,515	4,308	103,951
General and administrative expenses	393,867	152,917	543,851
Total Operating Expenses	494,382	157,225	647,802

Loss from Operations	(494,382)	(157,225)	(647,802)

Other Income (Expense):
Other income	211	58	267
Loss on disposition of fix, intangible, and other assets	(1,894,892)	(2,325)	(2,694,221)
Other expenses, net	(617)	(133)	(744)
Total Other Expense	(1,895,298)	(2,400)	(2,694,698)

Net Loss	$(2,389,680)	$(159,625)	$(3,342,500)

Other Comprehensive Income (Loss)
Foreign currency translation Income (Loss)	314,998	(3,316)	311,948

Comprehensive Loss	$(2,074,682)	$(162,941)	$(3,030,552)

Weighted Average Common Shares Outstanding,
Basic and Diluted	50,936,682	16,700,000

Loss Per Share, Basic and Diluted	$(0.04)	$(0.01)

The accompanying notes are an integral part of these financial statements.

Harbin ChangFangYuang Hi-Tech Industrial Co.,Ltd.
(A Development Stage Company)
Statements of Cash Flows
			For the Period From
	For the Years Ended		May 12,1999
	December 31		(Date of Inception)
	2,005	2,004	to Dec 31, 2005
Cash Flows From Operating Activities
Net Loss	$(2,389,680)	$(159,625)	$(3,342,500)
Adjustments to Reconcile Net Loss to Net Cash Provided by
(Used in) Operating Activities:
Depreciation	10,878	76,615	85,424
Rent fee in exchange additional paid in capital	-	15,450	15,471
Changes in Operating Assets and Liabilities:
Prepaid expenses	(6,143)	(967)	(7,134)
Other receivable	(412,651)	177,158	(415,129)
Other current assets	(124)	-	(124)
Accounts payable and accrued expenses	17,213	4,747	22,393
Payroll Payable	1,423	6,643	8,236
Welfare payable	6,596	2,114	8,764
Accounts payable	(155)	151	-
Tax payable	295	922	1,241
Other liabilities	6,196	-	6,196
Net Cash (Used in) Provided by Operating Activities	(2,766,152)	123,208	(3,617,162)
Cash Flows From Investing Activities:
Purchase of property and equipment	(18,877)	(103,840)	(127,076)
Sold property and equipment	2,321,767	-	2,798,480
Net Cash Provided by (Used in) Investing Activities	2,302,890	(103,840)	2,671,404
Cash Flows From Financing Activities:
Proceeds from shareholders contribution for common stock	-	-	270,874
Payment to officers/shareholders loan	(17,756)	(17,314)	(17,756)
Proceeds from officers/shareholders loan	547,439	-	530,495
Net Cash Provided by (Used in) Financing Activities	529,683	(17,314)	783,613
Net Increase (Decrease) in Cash and Equivalents	66,421	2,054	(162,145)

Effect of Exchang Rate Changes in Cash and Equivalents	(38,379)	(5)	(71,698)
Cash and Equivalents at Beginning of Period	2,179	130	264,064
Cash and Cash Equivalents at End of Period	$30,221	$2,179	$30,221

SUPPLEMENT SCHEDULE OF NON-CASH
INVESTING AND FINANCING ACTIVITIES
Issuance of common stock for fix assets	$9,876,873	$-	$12,769,681
Issuance of common stock for intangible assets	$5,054,754	$-	$5,129,980
Issuance of common stock for other receivable	$-	$-	$24,160
SUPPLEMENT DISCLOSURES OF CASH FLOW
INFORMATION
There were no cash payment for interest or income taxes
during the years ended December 31, 2005 and 2004.

The accompanying notes are an integral part of these financial statements.

Harbin ChangFangYuang Hi-Tech Industrial Co.,Ltd.
(A Development Stage Company)
Statements of Changes in Stockholders' Equity
For the Period from May12,1999 (date of inception) to December 31,2005
				Retained	Accumulated
			Additional	earnings /	other	Total stock-
	Common stock		paid-in	accumulated	comprehensive	holders'
	Shares	Amount	capital	(deficit)	income/(loss)	equity

BALANCE,May 12,1999	16,700,000	$2,020,700	$1,238,933	$-	$-	$3,259,633
(date of inception)
Foreign currency translation loss	-	-	-	-	(485)	(485)
BALANCE ,Dec 31,1999	16,700,000	2,020,700	1,238,933	-	(485)	3,259,148
Foreign currency translation income	-	-	-	-	835	835
BALANCE,Dec 31,2000	16,700,000	2,020,700	1,238,933	-	350	3,259,983
Foreign currency translation income	-	-	-	-	324	324
BALANCE,Dec 31,2001	16,700,000	2,020,700	1,238,933	-	674	3,260,307
Foreign currency translation loss	-	-	-	-	(1,378)	(1,378)
Net loss	-	-	-	(812,126)	-	(812,126)
BALANCE,Dec 31,2002	16,700,000	2,020,700	1,238,933	(812,126)	(704)	2,446,803
Foreign currency translation income	-	-	-	-	970	970
Net loss	-	-	-	(303)		(303)
BALANCE,Dec 31,2003	16,700,000	2,020,700	1,238,933	(812,429)	266	2,447,470
Imputed rent expenses	-	-	15,448	-	-	15,448
Foreign currency translation loss	-	-	-	-	(3,316)	(3,316)
Net loss	-	-	-	(159,625)	-	(159,625)
BALANCE,Dec 31,2004	16,700,000	2,020,700	1,254,381	(972,054)	(3,050)	2,299,977
Capital Contribution	111,574,900	13,500,563	1,138,391	-	-	14,638,954
Foreign currency translation income	-	-	-	-	314,998	314,998
Net loss	-	-	-	(2,389,680)	-	(2,389,680)
BALANCE,Dec 31,2005	128,274,900	$15,521,263	$2,392,772	$(3,361,734)	$311,948	$14,864,249

The accompanying notes are an integral part of these financial statements.

Harbin ChangFangYuang Hi-Tech Industrial Co., Ltd.

(A Development Stage Company)

Notes to Financial Statements

1. Organization and Nature of Business

Harbin ChangFangYuan Hi-Tech Industrial Co., Ltd (the “Company”) is a domestic enterprise incorporated in Heilongjiang district of People Republic of China (“PRC”) was organized in May 12，1999. The Company was formally known as Harbin TianHao Technology Co., Ltd., and changed its name to Harbin ChangFangYuan Hi-Tech Industrial Co., Ltd. on September 28, 2004.

The Company remained inactive and incurred minor administrative expenses prior to December 31, 2003. It was only until February, 2004, the Company began to search and develop business focus items. As of September 9, 2005, the Company issued additional common stock for more funding (See Item 9). Only up to May 19, 2006, the Company accepted the first sales order and operated its business as a manufacturer of environmental protection starch-based biodegradable food packing materials and facilities.

2. Losses during the Development Stage and Management’s Plans

Through December 31, 2005 the Company had incurred development stage losses totaling $3,342,500, and net cash used in operating activities of $3,617,162. At December 31, 2005 the Company had $30,221 of cash and equivalents to fund short-term working capital requirements.

The Company believes that it will be able to complete the necessary steps in order to meet its cash flow requirements throughout fiscal 2006 and continue its development and manufacturing efforts. Management’s plans in this regard include, but are not limited to, the following:

The Company presently has ongoing discussions and negotiations with a number of additional financing alternatives, one or more of which it believe will be able to successfully close to provide necessary working capital, while maintaining sensitivity to shareholder dilution issues, However, the Company has no definitive agreements to provide funding at this time. As of December 31, 2005, the Company’s funding was all from its shareholders’ loan and contribution.

The Company has getting the sales orders starting from May 19, 2006. On May 30, 2006, the Company set up a marketing and selling subsidiary to focus on sale of the Company’s products (See item 11). Its sales revenue creates more funding for the Company.

3. Basis of Preparing Accounting Statement

These financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). This basis of accounting differs from that used in the statutory accounts of the Company, which were prepared in accordance with the accounting principles and relevant financial regulations applicable to enterprise with domestic investment in the PRC (“PRC GAAP”). Adjustments were made to the statutory accounts to confirm to US GAAP.

4. Summary of Significant Accounting Policies

a.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

b.

Cash and Equivalents

Cash and equivalents include cash on hand, demand deposits and highly liquid instruments with a maturity of three months or less at the time of purchase.

c.

Inventories

Inventories are stated at the lower of cost or market. Cost of raw materials is determined on a first-in, first-out basis (“FIFO”). Finished goods are determined on the weight average basis and are comprised of direct materials, direct labor and an appropriate proportion of overhead.

d.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is determined using the straight –line method over the estimated useful lives listed below:

Building	20 years
Equipment and machinery	5 years
Vehicle	5 years
Office equipment	5 years
Leasehold imporvement	lower of term of lease or 5 years

Repairs and maintenance expenditures which do not extend the useful lives of the related assets are expended as incurred, whereas significant renewals and betterments are capitalized.

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statements of operations.

e.

Intangible Assets

Intangible assets is recorded at its cash equivalent cost in accordance with the cost principle. Cost is defined as the sum of all expenditures made to acquire the rights and privileges. Intangible assets have a limited life because the rights or privileges that give them value terminate or simply disappear. Therefore, the acquisition cost of an intangible asset must be written off over its estimated economic life.

The Company acquired the right of use land and patent right at September 9, 2005. All intangible assets were contributed by shareholders in exchange of the Company’s common stocks. Since the Company did not use any intangible assets in the business as of December 31, 2005, there were no amortizations required for the year ended December 31, 2005.

f.

Revenue Recognition

Net revenue included sales of products and services. Products revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers, net of allowance for estimated returns, when both title and risk of loss transfer to the customer, provided that no significant obligations remain. Deferred revenue represents the undelivered portion of invoiced value of goods sold to customers.  Service income is recognized when services are provided. Revenue from service contracts, for which the company is obligated to perform, is recorded as deferred revenue and subsequently recognized over the term of the contract or when the service is completed. Sales transactions not meeting all the conditions of the full accrual method are accounted for using the deposit method of accounting.  Under the deposit method, all costs are capitalized as incurred, and payments received from the buyer are recorded as customer deposits. There are no sales incurred for the period from May 12, 1999 (date of inception) to December 31, 2005.

g.

Shipping Costs

The shipping and handling costs are included in cost of sales in the accompanying statement of operations for all period presented.

h.

Advertising Costs

Advertising costs are charged to operations when incurred and are included in operating expenses. Advertising expenses were $57,641 (RMB472,277), $4,308(RMB35,660) and $61,452 (RMB507,937) for the years ended December 31, 2005, 2004, and the period from May 12, 1999 (date of inception) through December 31, 2005, respectively.

i.

Research, Development, and Engineering Costs

Research, development, and engineering costs are expensed as incurred in accordance with SFAS No. 2 Accounting for Research and Development Costs. Research, development, and engineering expenses primarily include payroll, contractor fees, and administrative expenses directly related to research and development support.

j.

In-Kind Contribution

For the year ended December 31, 2004, a shareholder provided office space and utilities to the Company. The Company was not required to pay for its use of the facilities. Accordingly, the Company recognized $15,450 of rent expenses during 2004, for this contributed item with an offsetting increase in additional paid-in capital.  Management estimated the value of the contributed items.

k.

Fair Value of Financial Instruments

The carrying amounts of cash and equivalents, prepaid, other receivable, other current assets, accounts payable and accrued expenses, payroll payable, welfare payable ,taxes payable and other current liabilities approximate their fair value because of the immediate or short-term maturity of these financial instruments.

l.

Employee Welfare Benefit

The company has established an employee welfare plan in accordance with Chinese law and regulations. The company makes annual pre-tax contributions of 14% of all employees’ salaries. The total expense for the above plan amounted to $15,074 and $3,599 for the years ended 2005 and 2004, respectively.

m.

Foreign Currency Translation

The accompanying financial statements are presented in United States dollars. The company’s functional currency is the Renminbi (“RMB”). The financial statements are translated to U.S. dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the statements of operations.

The following rates are used in translating the RMB to the U.S. Dollar presentation disclosed in these financial statements for the years ended 2005 and 2004.

		2005	2004
Assets and liabilities	year-ended rate of US	$0.123913	$0.120824	/RMB

Revenue and expenses	average of US	$0.12205	$0.12082	/RMB

Capital transactions	historical rate of US	$0.121	$0.121	/RMB

n.

Income Taxes

Income taxes represent the tax effects of transactions from changes in current taxes due and in deferred taxes. Deferred taxes arise from differences between the basic of assets and liabilities for financial and income tax reporting. Deferred tax assets and liabilities represent future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The Company is not subjected to federal or state income taxes in the United States.

o.

Comprehensive Income

SFAS 130, Reporting Comprehensive Income, defines comprehensive income to include all changes in equity except those resulting from investments by owners and distributions to owners and requires that the period’s comprehensive income, its components and accumulated balances be disclosed. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s only current component of comprehensive income is the foreign currency translation adjustment.

p.

Basic and Diluted Income per Common Share

The Company accounts for net income per common share in accordance with SFAS 128, Earnings per Share (“EPS”).  SFAS 128 requires the disclosure of the potential dilution effect of exercising or converting securities or other contracts involving the issuance of common stock.  Basic net income (loss) per share is determined based on the weighted average number of common shares outstanding.  Diluted net income (loss) per share is determined based on the assumption that all dilutive convertible shares and stock options were converted or exercised. The Company did not have any outstanding convertible shares or share options as of December 31, 2005 and 2004.

q.

Segment Reporting

SFAS 131, Disclosure about Segments of an Enterprise and Related Information, requires disclosure of reportable segments used by management for making operating decisions and assessing performance.  Reportable segments are categorized by products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.  SFAS 131 has no effect on the Company’s financial statements as substantially all of the Company’s operations are conducted in one industry segment, which is manufacturing.

r.

Recent Pronouncements

In May 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections” (“FAS 154”). FAS 154 generally require that accounting changes and errors be applied retrospectively. FAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect FAS 154 to have a material impact on its financial statements.

In March 2005, the FASB issued Statement of Financial Accounting Standards Interpretation Number 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”).  FIN 47 provides clarification regarding the meaning of the term “conditional asset retirement obligation” as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligations.” FIN 47 is effective for fiscal years beginning after December 15, 2005. The Company is currently evaluating the impact of FIN 47 on its financial statements.

In December 2004, the FASB issued SFAS 123R. Under this standard, all forms of share-based payment to employees, including stock options, would be treated as compensation and recognized in the statement of operations. This standard will be effectively for awards granted, modified or settled in fiscal years beginning after June 15, 2005. The company is currently researching the appropriate valuation model to use for stock options. In connection with the issuance of FAS 123R, the SEC issued Staff Accounting Bulletin No. 107 (SAB 107) in March of 2005. SAB 107 provides implementation guidance for companies to use in their adoption of FAS 123R.  The Company is currently evaluating the effect of FAS 123R and SAB 107 on its financial statements.

5. Loan to/from Officers/Shareholder

For the year ended December 31, 2004, the Company had loaned to the officers/shareholders for amount of $16,521. These loans are unsecured, no interest involved, and payable on demand.

During the year 2005, these officers/shareholders not only paid off the loan from the Company, but also funded more money to the Company for supporting its regular operation. As of December 31, 2005, the officers/shareholders had loaned to the Company $512,739. These loans are unsecured, no interest involved, and payable on demand.

6. Other Receivable

Other receivable consists of the following:

	December 31,
	2005	2004
Receivable from loan to unrelated parties	$8,612	$2,416
Receivable from fix assets sold	406,517	-
Total	$415,129	$2,416

Receivable from loan to un-related parties are unsecured, no interest involved, and payable on demand.

7. Property and Equipment, net

Property and equipment at cost, less accumulated depreciation, consists of the following:

	December 31,
	2005	2004
Building	$4,718,701	$1,319,827
Equipment and machinery	5,158,172	927,679
Vehicle	-	16,382
Office equipment	48,963	31,020
Leasehold improvement	78,113	74,482
Sub-total	10,003,949	2,369,390
Less accumulated depreciation	(87,493)	(76,615)
Total	$9,916,456	$2,292,775

Depreciation expenses for the years ended December 31, 2005 and 2004 were $10,878 (RMB71,978) and, $76,615 (RMB634,100) respectively.

8. Taxation

a. Corporation Income Tax (“CIT”)

In accordance with the relevant PRC tax laws and regulations, the company is subject to CIT at a 33% tax rate.

Tax losses incurred during prior year can to be carried forward to apply against future tax liabilities after getting approval from tax bureau in PRC. No tax provision has been recorded for the years ended 2005 or 2004 and for the period from May 12, 1999 (date of inception) to December 31, 2005, as a result of the cumulative operating losses the Company have generated.

b. Value Added Tax (“VAT”)

The Company is subjected to VAT on merchandises sales in PRC. A small sale tax rate 4% was applicable to the Company. For the years ended December 31, 2005 and 2004 and for the period from May 12, 1999 (date of inception) to December 31, 2005, there was no sales tax required, since there were no sales during these periods.

c. Taxes Payable

Tax payable consists of individual income tax withholding $1,241 and $922 as of the years ended December 31, 2005 and 2004, respectively.

9. Stockholders’ Equity

a.

Common Stock

As of December 31, 2005, the Company has authorized share capital of 128,274,900 shares of common stock at $0.121 par value. As of May 12, 1999 (date of inception), 16,700,000 shares were authorized, issued, and outstanding. In September 9, 2005, the Company issued an additional 111,574,900 shares of its common stock to group of investors in exchange for fix and intangible assets.

b.

Additional Paid-In Capital

The additional paid-in capital represents the excess of the aggregate fair value of the capital contributed over the par value of the stock issued.

10. Geographical Risks

Sine the Company’s operations and assets are located in PRC, it is subject to considerations and risks atypical to those in the United states, including changes in the political, economic, social, legal, and tax environments in PRC, as well as changes inflation and interest rates. Changes in laws and regulations concerning PRC’s purchases and sales strategy, and starch-based biodegradable products could significantly affect the Company’s future operating results and financial position.

11. Subsequent Events

On May 30, 2006, under an Agreement and Plan of Investment, the Company invested $498,132 (RMB4, 000,000Yuan) to set up a wholesale corporation in Heilongjiang province of the PRC call Harbin LongJun Co., Ltd. (“LongJun”). The Company owned four million outstanding shares of LongJun’s common stock, represents 80% ownership of LongJune. LongJune’s major operation is focused on marketing and selling the Company’s products.